                                                 UNITED STATES
                                      SECURITIES AND EXCHANGE COMMISSION
                                            Washington, D. C. 20549

                                                 SCHEDULE 14A
                                                (Rule 14a-101)

                                    INFORMATION REQUIRED IN PROXY STATEMENT
                                           SCHEDULED 14A INFORMATION

                          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant                       X
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X]   Definitive Additional Materials
[   ] Soliciting Material Pursuant to sec.240.14a-12

                                               Edison International
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)Title of each class of securities to which transaction applies:
______________________________________________________________________________

      (2)Aggregate number of securities to which transaction applies:
______________________________________________________________________________

      (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
______________________________________________________________________________

      (4)Proposed maximum aggregate value of transaction:
______________________________________________________________________________

      (5)Total fee paid:
______________________________________________________________________________

[   ] Fee paid previously with preliminary materials.
______________________________________________________________________________
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)Amount previously paid:
_____________________________________________________________________________
      (2)Form, Schedule or Registration Statement No.
_____________________________________________________________________________
      (3)Filing Party:
_____________________________________________________________________________
      (4)Date Filed:
_____________________________________________________________________________
The following letter was sent by Edison International to certain shareholders of its common stock on April
14, 2008.

                                                                                                 April 14, 2008

Dear Shareholder,

The annual  meeting of Edison  International  scheduled  to be held on April 24,  2008 is quickly  approaching.
Your vote is  extremely  important,  regardless  of the number of shares of Edison  International  common stock that you own.

The Edison  International  Board of Directors  and  Management  recommend  that you vote "FOR" the nominees for
Directors  listed in the Joint Proxy Statement and "FOR" the  ratification of the appointment of the accounting firm.

For  reasons  stated  below and  explained  in the Joint Proxy  Statement,  the Edison  International  Board of
Directors and  Management  recommend that you vote "AGAINST" the  shareholder  proposal  requesting an advisory vote on executive compensation.

o       Our  long-standing   competitive   compensation  structure  has  aligned  executive  compensation  with shareholder value, as indicated by our strong five-year cumulative total shareholder return.
o       Shareholders  can more clearly  express their  concerns and have a greater  impact on our  compensation practices by communicating directly with our Investor Relations department,  Board of Directors,  or individual members of the Compensation and Executive Personnel Committee (the "Committee").
o       The  proposal  would  not  provide  the  Board or its  Committee  with  meaningful  guidance  as to the compensation structure or individual executive compensation payouts.
o       Because our executive  compensation  program is already strongly aligned with company  performance,  an advisory  vote to ratify prior  executive  compensation  is  unnecessary,  and could  undermine  the fundamental  role of the Board and its Committee in formulating  executive  compensation  principles and practices that reflect the interests of shareholders.

Thank you for your continued support.
Very truly yours,

/s/ Barbara E. Mathews
______________________
Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary

                                         Your Vote Is Very Important!

                                    You Can Vote by Mailing Your Proxy Card
                                                      or
                                     You Can Vote by Internet or Telephone

---------------------------------------------     ----------------------------------------
             Vote by Internet                              Vote by Telephone
---------------------------------------------     ----------------------------------------
---------------------------------------------     ----------------------------------------

             [Keyboard Graphic]                             [Telephone Graphic]

Follow these four easy steps to vote online:      Follow these five easy steps to vote
                                                  via telephone:
---------------------------------------------     ----------------------------------------
                                                    1. Read the proxy material and proxy
                                                       card.
  1. Read the proxy material and proxy card.        2. Please call toll-free
  2. Go to the voting website                          1-800-560-1965.
     www.eproxy.com/eix.                            3. Enter the 3 digit company number
  3. Enter the 3-digit company number and              listed on your proxy card
     11-digit control number listed on your         4. When prompted, enter the 11-digit
     proxy card.                                       control number listed on your
  4. Follow the instructions provided to               proxy card.
     vote.                                          5. Follow the instructions provided
                                                       to vote.
---------------------------------------------     ----------------------------------------